Exhibit 99.3

August 11, 2020

Re:	Hywin Holdings Ltd. – Draft Registration Statement on Form F-1

Representation under Item 8.A.4 of Form 20-F (“Item 8.A.4”)

Hywin Holdings Ltd., a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is making this representation in connection with the Company’s submission on the date hereof of its draft registration statement on Form F-1 (the “Draft Registration Statement”) relating to a proposed initial public offering in the United States of the Company’s ordinary shares to be represented by American depositary shares (“ADSs”).

The Company has included in the Draft Registration Statement its audited consolidated financial statements as of June 30, 2018 and 2019 and for each of the two years ended June 30, 2019.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, as amended and effective on November 5, 2018, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1.

The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.

2.	Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company.

3.	The Company does not anticipate that its audited financial statements for the year ended June 30, 2020 will be available until October 2020.

4.	In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this representation as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4.

Hywin Holdings Ltd.

By:	/s/ Huichuan Zhou
Name:	Huichuan Zhou
Title:	Chief Financial Officer